Cartoon Acquisition, Inc., Form 8-K Current Report dated September 8, 2006

Exhibit 99.1

Certification by Subsidiary as to Statements Made by the Registrant in this Report

CERTIFICATION OF RESIDENTIAL INCOME PROPERTIES, INC., a New York corporation

Certification as to the

     Information and Representations of or Relating to Residential Income Properties, Inc.

by Cartoon Acquisition, Inc.

in its Form 8-K Current Report, dated September 8, 2006

State of New York	)
	)	ss.
County of Wyoming	)

     I, the undersigned, being the duly elected President, Secretary, and Treasurer of Residential Income Properties, Inc., a New York corporation (and the principal operating subsidiary of Cartoon Acquisition, Inc., the "Subsidiary"), hereby certify that I reasonably believe the information provided by Cartoon Acquisition, Inc. and the representations made by Cartoon Acquisition, Inc. for the Subsidiary in the Form 8-K Current Report of Cartoon Acquisition, Inc., a United States corporation, dated September 8, 2006, are true, complete, and correct in every material respect, as of the date of said report.

        IN WITNESS WHEREOF, I have hereunto set my hand this eighth day of September 2006.

By Order of the Board of Directors: RESIDENTIAL INCOME PROPERTIES, INC., a New York corporation

/s/ Randolph S. Hudson Randolph S. Hudson President, Secretary, and Treasurer